Exhibit 4.8

This Instrument prepared by and

upon recording, please return to:

Shawne Keenan

Sutherland Asbill and Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SIXTY-SEVENTH SUPPLEMENTAL

INDENTURE

Relating to the

Future Advance Promissory Note No. 1, Reimbursement Note No. 1,

Future Advance Promissory Note No. 2, Reimbursement Note No. 2

and

Amendment of Sections 1.1, 1.12 and 1.20 of the Original Indenture

Dated as of February 1, 2014

FIRST MORTGAGE OBLIGATIONS

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA §§ 560-11-8-.02 AND 560-11-8-.14(A) BECAUSE (A) THIS INSTRUMENT SUPPLEMENTS AND MODIFIES AN EXISTING SECURITY INSTRUMENT AS TO WHICH THE MAXIMUM INTANGIBLES TAX DUE HAS BEEN PREVIOUSLY PAID, AND (B) THIS INSTRUMENT SECURES NOTES, THE HOLDERS OF WHICH ARE THE FEDERAL FINANCING BANK, AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA, AND THE U.S. DEPARTMENT OF ENERGY, AN AGENCY OF THE UNITED STATES OF AMERICA.

THIS SIXTY-SEVENTH SUPPLEMENTAL INDENTURE, dated as of February 1, 2014, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture as provided in Section 2.1 hereof);

WHEREAS, the Original Indenture has heretofore been amended and supplemented by sixty-six Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), and the Original Indenture and the sixty-six Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

WHEREAS, the Company is entering into a Loan Guarantee Agreement (the “Loan Guarantee Agreement”) with the U.S. Department of Energy, acting by and through the Secretary of Energy (or appropriate authorized representative) (“DOE”) which, among other things, provides the terms and conditions of a loan from the Federal Financing Bank (“FFB”) in a principal amount of up to $3,057,069,461 (the “FFB Loan”);

WHEREAS, the Company’s obligation to repay the FFB Loan will be evidenced by (i) that certain Future Advance Promissory Note No. 1, dated the date of its authentication (the “Future Advance Promissory Note No. 1”), from the Company to FFB, in the face principal amount of $155,000,000, and (ii) that certain Future Advance Promissory Note No. 2, dated the date of its authentication (the “Future Advance Promissory Note No. 2”), from the Company to FFB, in the aggregate face principal amount of $2,902,069,461 (which consists of a maximum principal amount of $2,566,597,857 and a maximum capitalized interest amount of $335,471,604);

WHEREAS, DOE will guarantee the Company’s obligation to repay the FFB Loan;

WHEREAS, the Company will be obligated to reimburse DOE for any payments made to FFB on behalf of the Company in connection with the FFB Loan, and (i) such reimbursement obligation by the Company with respect to the Future Advance Promissory Note No. 1 will be evidenced by that certain Reimbursement Note No. 1, dated the date of its authentication (the “Reimbursement Note No. 1”; together with the Future Advance Promissory Note No. 1, collectively, the “No. 1 Notes”), from the Company to DOE, and (ii) such reimbursement obligation by the Company with respect to the Future Advance Promissory Note No. 2 will be evidenced by that certain Reimbursement Note No. 2, dated the date of its authentication (the “Reimbursement Note No. 2”; together with the Future Advance Promissory Note No. 2, collectively, the “No. 2 Notes”), from the Company to DOE;

WHEREAS, the Company desires to execute and deliver this Sixty-Seventh Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of (i) providing for the creation and designation of the No. 1 Notes and the No. 2 Notes (collectively, the “Notes”) as Additional Obligations and specifying the forms and provisions thereof, (ii) conveying and confirming unto the Trustee the property, rights, privileges and franchises more particularly described on Exhibit A attached hereto, and (iii) curing certain ambiguities, correcting and supplementing certain inconsistent provisions and making certain other provisions which are not inconsistent with the provisions of the Indenture with respect to Obligations insured, guaranteed or held by DOE;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including (i) to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations, (ii) to better assure, convey and confirm unto the Trustee any property subjected to the lien of the Indenture, and (iii) to cure any ambiguity, to correct or supplement any provision of the Indenture which may be inconsistent with any other provision of the Indenture or to make any other provisions, with respect to matters or questions arising under the Indenture, which shall not be inconsistent with the provisions of the Indenture, if such action will not, in the opinion of the Company, adversely affect the interests of the Holders of the Obligations in any material respect; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Notes, to make the Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Sixty-Seventh Supplemental Indenture have been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS SIXTY-SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property, rights, privileges and franchises described in Exhibit A attached hereto; subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2B of the Original Indenture, and to the rights of the Company under the Indenture including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture) upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SIXTY-SEVENTH SUPPLEMENTAL INDENTURE, is given to secure the Outstanding Secured Obligations, and is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered, the Outstanding Secured Obligations are to be secured and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I

THE NO. 1 NOTES AND
CERTAIN PROVISIONS RELATING THERETO

Section 1.1                                   Authorization and Terms of the Future Advance Promissory Note No. 1.

There shall be created and established an Additional Obligation in the form of a future advance promissory note known as and entitled the “Future Advance Promissory Note No. 1,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 hereof.  The face principal amount of the Future Advance Promissory Note No. 1 is limited to $155,000,000.

The Future Advance Promissory Note No. 1, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by FFB, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Future Advance Promissory Note No. 1 shall be dated the date of its authentication.  The Future Advance Promissory Note No. 1 shall have a final maturity date of February 20, 2044, and each advance under the Future Advance Promissory Note No. 1 shall bear interest from the date of advance until the maturity date for such advance at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 hereof.  The Future Advance Promissory Note No. 1 shall be authenticated and delivered to, and made payable to, FFB.

Section 1.2                                   Form of the Future Advance Promissory Note No. 1; Designation of DOE as Credit Enhancer.

The Future Advance Promissory Note No. 1 and the Trustee’s certificate of authentication for the Future Advance Promissory Note No. 1 shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Future Advance Promissory Note No. 1 pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

DOE, as guarantor of the Future Advance Promissory Note No. 1, or any successor thereto or assignee thereof in such capacity, is hereby designated the Credit Enhancer with respect to the Future Advance Promissory Note No. 1 and shall have all rights granted under the Indenture pursuant to such designation; provided that Section 1.13 of the Indenture shall not apply to DOE or any successor thereto or assignee thereof in such capacity.  Pursuant to Section 1.20 of the Indenture, DOE shall be, and shall have the rights of, the Holder of the Future Advance Promissory Note No. 1 for all purposes under the Indenture at all times during which the Future Advance Promissory Note No. 1 continues to be guaranteed by DOE.

Section 1.3            Authorization and Terms of the Reimbursement Note No. 1.

There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Reimbursement Note No. 1,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.4 hereof.

The Reimbursement Note No. 1, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by the Holder thereof, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Reimbursement Note No. 1 shall be dated the date of its authentication.  The Reimbursement Note No. 1 shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 1.4 hereof.  The

Reimbursement Note No. 1 shall be authenticated and delivered to, and made payable to, DOE (or appropriate authorized representative thereof).

The Reimbursement Note No. 1 is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse DOE (or appropriate authorized representative thereof), as Credit Enhancer, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by DOE, pursuant to Title XVII of the Energy Policy Act of 2005 (26 U.S.C. 16511 et. seq.), as amended, of the Future Advance Promissory Note No. 1, and related interest, fees, costs, penalties, charges and other amounts, and constitutes a “Credit Obligation” as described in Section 4.7 of the Original Indenture.

Section 1.4            Form of the Reimbursement Note No. 1.

The Reimbursement Note No. 1 and the Trustee’s certificate of authentication for the Reimbursement Note No. 1 shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Reimbursement Note No. 1 pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Section 1.5            Payments on the No. 1 Notes.

All payments, including prepayments, made on the Future Advance Promissory Note No. 1 shall be made as provided in the Future Advance Promissory Note No. 1 and the Loan Guarantee Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due. All payments, including prepayments, made on the Reimbursement Note No. 1 shall be made as provided in the Reimbursement Note No. 1 and the Loan Guarantee Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to DOE (or appropriate authorized representative thereof), at the United States Treasury, Washington, D.C., and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Future Advance Promissory Note No. 1 has been issued pursuant and is subject to the terms of the Indenture, as supplemented by this Supplemental Indenture, and is secured and entitled to the benefits of and subject to the terms of the Indenture, as supplemented by this Supplemental Indenture.  A payment by the Company to the account provided for in Section 10(a) of the Future Advance Promissory Note No. 1 of any principal, interest or other amount due under the Future Advance Promissory Note No. 1, which payment is received into such account on or prior to the date such payment is due pursuant to the terms of the Future Advance Promissory Note No. 1 (each such payment being “Note No. 1 Compliant Payment”), and whether or not DOE has caused an amount equal to all or any portion of such Note No. 1 Compliant Payment to be credited to the subaccount of FFB as provided in said Section 10(a), shall be deemed, for all purposes under the Indenture, including, but not limited to, Sections 8.1A, 8.1B and 13.1 of the Original Indenture, and only to the extent of such Note No. 1

Compliant Payment, to have been duly and punctually paid and retired by the Company (and no amount of such Note No. 1 Compliant Payment, or any associated late charges or other amounts that may accrue should DOE fail to cause an amount equal to all or any portion of such Note No. 1 Compliant Payment to be credited to the subaccount of FFB as provided in said Section 10(a), shall thereafter be secured under or otherwise subject to the benefits of the Indenture).  In the event of a Note No. 1 Compliant Payment, no failure to pay, breach, default or Event of Default shall occur under the Indenture to the extent of such Note No. 1 Compliant Payment (or with respect to any matching amount that was to be paid under the Future Advance Promissory Note No. 1) or the Future Advance Promissory Note No. 1, and no rights or remedies shall be available under the Indenture or with respect to the Trust Estate as a result of, and with respect to the amount of, such Note No. 1 Compliant Payment or any associated late charges or other amounts that may accrue should DOE fail to cause an amount equal to all or any portion of such Note No. 1 Compliant Payment to be credited to the subaccount of FFB as provided in said Section 10(a).

ARTICLE II

THE NO. 2 NOTES AND
CERTAIN PROVISIONS RELATING THERETO

Section 2.1            Authorization and Terms of the Future Advance Promissory Note No. 2.

There shall be created and established an Additional Obligation in the form of a future advance promissory note known as and entitled the “Future Advance Promissory Note No. 2,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 2.2 hereof.  The aggregate face principal amount of the Future Advance Promissory Note No. 2 is limited to $2,902,069,461 (which consists of a maximum principal amount of $2,566,597,857 and a maximum capitalized interest amount of $335,471,604).

The Future Advance Promissory Note No. 2, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by FFB, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Future Advance Promissory Note No. 2 shall be dated the date of its authentication.  The Future Advance Promissory Note No. 2 shall have a final maturity date of February 20, 2044, and each advance under the Future Advance Promissory Note No. 2 shall bear interest from the date of advance until the maturity date for such advance at rates calculated as provided for in the form of note prescribed pursuant to Section 2.2 hereof.  The Future Advance Promissory Note No. 2 shall be authenticated and delivered to, and made payable to, FFB.

Section 2.2                                   Form of the Future Advance Promissory Note No. 2; Designation of DOE as Credit Enhancer.

The Future Advance Promissory Note No. 2 and the Trustee’s certificate of authentication for the Future Advance Promissory Note No. 2 shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Future Advance Promissory Note No. 2 pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

DOE, as guarantor of the Future Advance Promissory Note No. 2, or any successor thereto or assignee thereof in such capacity, is hereby designated the Credit Enhancer with respect to the Future Advance Promissory Note No. 2 and shall have all rights granted under the Indenture pursuant to such designation; provided that Section 1.13 of the Indenture shall not apply to DOE or any successor thereto or assignee thereof in such capacity.  Pursuant to Section 1.20 of the Indenture, DOE shall be, and shall have the rights of, the Holder of the Future Advance Promissory Note No. 2 for all purposes under the Indenture at all times during which the Future Advance Promissory Note No. 2 continues to be guaranteed by DOE.

Section 2.3            Authorization and Terms of the Reimbursement Note No. 2.

There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Reimbursement Note No. 2,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 2.4 hereof.

The Reimbursement Note No. 2, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by the Holder thereof, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Reimbursement Note No. 2 shall be dated the date of its authentication.  The Reimbursement Note No. 2 shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 2.4 hereof.  The Reimbursement Note No. 2 shall be authenticated and delivered to, and made payable to, DOE (or appropriate authorized representative thereof).

The Reimbursement Note No. 2 is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse DOE (or appropriate authorized representative thereof), as Credit Enhancer, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by DOE, pursuant to Title XVII of the Energy Policy Act of 2005 (26 U.S.C. 16511 et. seq.), as amended, of the Future Advance Promissory Note No. 2, and related interest, fees, costs, penalties, charges and other amounts as provided in Section 4.7 of the Original Indenture, and constitutes a “Credit Obligation” as described in Section 4.7 of the Original Indenture.

Section 2.4            Form of the Reimbursement Note No. 2.

The Reimbursement Note No. 2 and the Trustee’s certificate of authentication for the Reimbursement Note No. 2 shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Reimbursement Note No. 2 pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Section 2.5            Payments on the No. 2 Notes.

All payments, including prepayments, made on the Future Advance Promissory Note No. 2 shall be made as provided in the Future Advance Promissory Note No. 2 and the Loan Guarantee Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.  All payments, including prepayments, made on the Reimbursement Note No. 2 shall be made as provided in the Reimbursement Note No. 2 and the Loan Guarantee Agreement (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to DOE (or appropriate authorized representative thereof), at the United States Treasury, Washington, D.C., and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Future Advance Promissory Note No. 2 has been issued pursuant and is subject to the terms of the Indenture, as supplemented by this Supplemental Indenture, and is secured and entitled to the benefits of and subject to the terms of the Indenture, as supplemented by this Supplemental Indenture.  A payment by the Company to the account provided for in Section 10(a) of the Future Advance Promissory Note No. 2 of any principal, interest or other amount due under the Future Advance Promissory Note No. 2, which payment is received into such account on or prior to the date such payment is due pursuant to the terms of the Future Advance Promissory Note No. 2 (each such payment being “Note No. 2 Compliant Payment”), and whether or not DOE has caused an amount equal to all or any portion of such Note No. 2 Compliant Payment to be credited to the subaccount of FFB as provided in said Section 10(a), shall be deemed, for all purposes under the Indenture, including, but not limited to, Sections 8.1A, 8.1B and 13.1 of the Original Indenture, and only to the extent of such Note No. 2 Compliant Payment, to have been duly and punctually paid and retired by the Company (and no amount of such Note No. 2 Compliant Payment, or any associated late charges or other amounts that may accrue should DOE fail to cause an amount equal to all or any portion of such Note No. 2 Compliant Payment to be credited to the subaccount of FFB as provided in said Section 10(a), shall thereafter be secured under or otherwise subject to the benefits of the Indenture).  In the event of a Note No. 2 Compliant Payment, no failure to pay, breach, default or Event of Default shall occur under the Indenture to the extent of such Note No. 2 Compliant Payment (or with respect to any matching amount that was to be paid under the Future Advance Promissory Note No. 2) or the Future Advance Promissory Note No. 2, and no rights or remedies shall be available under the Indenture or with respect to the Trust Estate as a result of, and with respect to the amount of, such Note No. 2 Compliant Payment or any associated late charges or other amounts that may accrue should DOE fail to cause an amount equal to all or any portion of such

Note No. 2 Compliant Payment to be credited to the subaccount of FFB as provided in said Section 10(a).

ARTICLE III

AMENDMENT OF SECTIONS 1.1, 1.12 AND 1.20

OF THE ORIGINAL INDENTURE

Section 3.1            Amendment of Section 1.1 of the Original Indenture.

Section 1.1 of the Original Indenture is hereby amended so as to add the following defined term immediately following the defined term “Distribution”:

“DOE” means the U.S. Department of Energy, acting through the Secretary of Energy (or appropriate representative thereof), or any agency or other governmental body succeeding to the functions thereof relating to this Indenture.

Section 3.2            Amendment of Section 1.12 of the Original Indenture.

Section 1.12 of the Original Indenture is hereby amended in its entirety, such that Section 1.12, as amended, will read in its entirety as follows:

Section 1.12                                                    Governing Law.

This Indenture and the Obligations shall be governed by and construed in accordance with the laws of the State of Georgia; PROVIDED, HOWEVER, that any Obligation as to which RUS or DOE is the Holder shall be governed by and construed in accordance with federal laws.

Section 3.3            Amendment of Section 1.20 of the Original Indenture.

Section 1.20 of the Original Indenture is hereby amended in its entirety, such that Section 1.20, as amended, will read in its entirety as follows:

Section 1.20         RUS or DOE as Holder.

As to any Obligation guaranteed or insured by the United States of America, acting through the Administrator of RUS, pursuant to the Rural Electrification Act of 1936, as amended, or any other federal statute, the United States of America, acting through the Administrator of RUS, and not the actual payee of such Obligation, shall be, and shall have the rights of, the Holder of such Obligation for all purposes under this Indenture at all times at which such Obligation continues to be so guaranteed or insured.  The rights of RUS pursuant to this Section with respect to any such Obligation shall not be affected by whether RUS possesses such Obligation, and the exercise of such rights shall not require the production of any such Obligation.  With respect to any such Obligation, any Obligation as to which RUS is the actual payee and any RUS Reimbursement Obligation, the Obligation Register shall show the Holder of all such Obligations to be “United States of America, acting by and through the Administrator of the Rural Utilities Service” unless and until RUS requests that the Obligation Register show a different name (including, without limitation, in the event RUS transfers any such Obligation).  RUS may hold Obligations, and be registered as the Holder thereof, in a number of different capacities, including, without limitations, as provided in this Section 1.20 as to Obligations guaranteed or insured by the United States of America, acting through the Administrator of RUS, and as the actual payee of Obligations evidencing loans or advances made or to be made to the Company.

As to any Obligation guaranteed or insured by DOE, pursuant to Title XVII of the Energy Policy Act of 2005 (26 U.S.C. 16511 et. seq.), as amended, or any other federal statute, DOE, and not the actual payee of such Obligation, shall be, and shall have the rights of, the Holder of such Obligation for all purposes under this Indenture at all times at which such Obligation continues to be so guaranteed or insured.  The rights of DOE pursuant to this Section with respect to any such Obligation shall not be affected by whether DOE possesses such Obligation, and the exercise of such rights shall not require the production of any such Obligation.  With respect to any such Obligation and any Obligation as to which DOE is the actual payee, the Obligation Register shall show the Holder of all such Obligations to be “U.S. Department of Energy, acting through the Secretary of Energy (or appropriate representative thereof)” unless and until DOE requests that the Obligation Register show a different name (including, without limitation, in the event DOE transfers any such Obligation).  DOE may hold Obligations, and be registered as the Holder thereof, in a number of different capacities, including, without limitations, as provided in this Section 1.20 as to Obligations guaranteed or insured by DOE, and as the actual payee of Obligations evidencing loans or advances made or to be made to the Company.

ARTICLE IV

MISCELLANEOUS

Section 4.1            Supplemental Indenture.

This Sixty-Seventh Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and modified, is hereby confirmed.  Except to the extent inconsistent with the express terms of this Sixty-Seventh Supplemental Indenture, the Loan Guarantee Agreement and the Notes, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to the payment or redemption of all Obligations shall be applicable to the Notes to the same extent as if specifically set forth herein.  To the extent any provision, term, covenant or condition of the Indenture generally applicable to the payment or redemption of all Obligations is inconsistent with the express terms of this Sixty-Seventh Supplemental Indenture, the Loan Guarantee Agreement and the Notes, the applicable provision of this Sixty-Seventh Supplemental Indenture, the Loan

Guarantee Agreement or the Notes shall be applicable to the Notes.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.  All capitalized terms used in this Sixty-Seventh Supplemental Indenture shall have the same meanings assigned to them in the Original Indenture, as such terms may have been amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.

Section 4.2            Recitals.

All recitals in this Sixty-Seventh Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 4.3            Successors and Assigns.

Whenever in this Sixty-Seventh Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-Seventh Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 4.4            No Rights, Remedies, Etc.

Nothing in this Sixty-Seventh Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Sixty-Seventh Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-Seventh Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 4.5            Counterparts.

This Sixty-Seventh Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 4.6            Security Agreement and Financing Statement.

To the extent permitted by applicable law, this Sixty-Seventh Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor, is:

Oglethorpe Power Corporation (An Electric Membership Corporation)

2100 East Exchange Place

Tucker, Georgia 30084-5336

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixty-Seventh Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:		OGLETHORPE POWER
CORPORATION (AN ELECTRIC
MEMBERSHIP CORPORATION), an
electric membership corporation organized
under the laws of the State of Georgia

		By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and
Chief Financial Officer

Signed, sealed and delivered		Attest:	/s/ Jo Ann Smith
by the Company in the presence of:			Jo Ann Smith
Assistant Secretary

/s/ Witness
Witness

/s/ Sharon Wright
Notary Public			[CORPORATE SEAL]

[NOTARIAL SEAL]

My Commission expires:	October 15, 2015

[Signatures Continued on Next Page.]

[Signatures Continued from Previous Page.]

Trustee:		U.S. BANK NATIONAL
ASSOCIATION, as Trustee
a national banking association

		By:	/s/ Jack Ellerin
Signed and delivered			Authorized Agent
by the Trustee in the
presence of:

/s/ Felicia Powell
Witness

/s/ Mary Easton
Notary Public

[NOTARIAL SEAL]

My Commission expires:	April 15, 2014

Exhibit A

All property (other than Excepted Property and Excludable Property) of the Company in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Murray, Talbot, Toombs, Warren, Washington and Whitfield, State of Georgia, whether now owned or hereafter acquired, and including the following described property:

All that tract or parcel of land lying and being in the 67th G.M. District, Burke County, Georgia, and being more particularly described as follows:

BEGINNING on the easterly right-of-way line of Georgia State Highway No. 56 at a corner formed by the northerly property line of property now or formerly owned by Mamie Joe Rhodes Harrison and said easterly right-of-way; extending thence from said Beginning in an easterly direction along the northerly property line of Mamie Joe Rhodes Harrison 340.0 feet to a concrete monument located on the westerly property line of lands of Wimberly Estates; running thence North 02°13’34” West along the westerly property line of Wimberly Estates 100.0 feet to a point; running thence southwesterly along the arc of a curve (having a chord bearing South 89°02’22” West a distance of 285.03 feet and a radius of 2964.93 feet) a distance of 285.14 feet to a point on the easterly right-of-way of Georgia State Highway No. 56; running thence South 11°09’22” West along said easterly right-of-way line 40 feet to the POINT OF BEGINNING.

All of the Company’s right, title and interest in, to and under each of the following agreements (in each case, as the same may have been and may be amended, supplemented or otherwise modified from time to time):

The Plant Alvin W. Vogtle Nuclear Units Amended and Restated Operating Agreement, dated as of April 21, 2006 among the Company, Georgia Power Company, Municipal Electric Authority of Georgia, and The City of Dalton, Georgia

The Plant Alvin W. Vogtle Nuclear Additional Units Ownership Participation Agreement, dated as of April 21, 2006 among the Company, Georgia Power Company, Municipal Electric Authority of Georgia, and The City of Dalton, Georgia

The Plant Vogtle Owners’ Agreement Authorizing Development, Construction, Licensing and Operation of Additional Generating Units, dated as of May 13, 2005 among the Company, Georgia Power Company, Municipal Electric Authority of Georgia, and The City of Dalton, Georgia

The Second Amended and Restated Nuclear Managing Board Agreement for Plant Hatch and Plant Vogtle, dated as of April 21, 2006 among the Company, Georgia Power Company, Municipal Electric Authority of Georgia, and The City of Dalton, Georgia

A-1

The Declaration of Covenants and Cross-Easements for Vogtle Additional Units, made as of April 21, 2006, among the Company, Georgia Power Company, Municipal Electric Authority of Georgia, and The City of Dalton, Georgia

The Plant Vogtle Cost Allocation Procedures, produced in accordance with the Development Agreement, among the Company, Georgia Power Company, Municipal Electric Authority of Georgia, and The City of Dalton, Georgia

The Engineering, Procurement and Construction Agreement, dated as of April 8, 2006, between Georgia Power Company, acting for itself and as Owners’ Agent (in such capacity, the “Owners’ Agent”), and Westinghouse Electric Company LLC and Stone & Webster, Inc.

The Contract for AP1000 Fuel Fabrication, Design and Related Services, dated as of April 3, 2009, as amended by Amendment No. 1, dated as of June 1, 2012, between Southern Nuclear Operating Company (as agent) and Westinghouse Electric Company LLC, providing for the supply of fuel assemblies.

The Contract No. DE-CR01-09RW09005 (Vogtle Electric Generating Plant, Unit 3), dated November 5, 2008, as amended on November 5, 2008, between Southern Nuclear Operating Company, acting on behalf of itself and as agent for Georgia Power Company, the Company, Municipal Electric Authority of Georgia and the City of Dalton, Georgia, acting by and through its Board of Water, Light and Sinking Fund Commissioners, as owners, and the U.S. Department of Energy, and the Contract DE-CR01-09RW09006 (Vogtle Electric Generating Plant, Unit 4), dated November 5, 2008, as amended on November 5, 2008, between Southern Nuclear Operating Company and the U.S. Department of Energy

The Amended and Restated Nuclear Operating Agreement, dated as of April 21, 2006, between the Owners’ Agent and Southern Nuclear Operating Company, Inc.

The Software License, dated as of April 8, 2008, between Georgia Power Company, acting for itself and as Owners’ Agent and Westinghouse Electric Company LLC and Stone & Webster, Inc.

The Letter Agreement, dated July 28, 2006, and the Letter Agreement, dated July 30, 2008, in each case, between the Owners’ Agent and Southern Nuclear Operating Company, Inc.

The Guaranty Agreement, dated as of April 8, 2008, by Toshiba Corporation in favor of Georgia Power Company, acting for itself and as Owners’ Agent

The Guaranty Agreement, dated as of April 8, 2008, by The Shaw Group, Inc. in favor of Georgia Power Company, acting for itself and as Owners’ Agent

The Amended and Restated License Agreement, dated February 9, 2012, between Southern Nuclear Operating Company, Inc., for itself and as agent for Alabama Power Company and Georgia Power Company, collectively, as licensee, and Westinghouse Electric Company LLC

A-2

Schedule 1

RECORDING INFORMATION

FOR

                           COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Twenty-Fifth Supplemental Indenture
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Fourth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING

Fifty-Fifth Supplemental Indenture
Fifty-Sixth Supplemental Indenture
Fifty-Seventh Supplemental Indenture
Fifty-Eighth Supplemental Indenture
Fifty-Ninth Supplemental Indenture
Sixtieth Supplemental Indenture
Sixty-First Supplemental Indenture
Sixty-Second Supplemental Indenture
Sixty-Third Supplemental Indenture
Sixty-Fourth Supplemental Indenture
Sixty-Fifth Supplemental Indenture
Sixty-Sixth Supplemental Indenture